UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 25, 2012

UMAMI SUSTAINABLE SEAFOOD INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-52401	98-06360182
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1230 Columbia Street, Suite 440 San Diego, California	92101
(Address of Principal Executive Offices)	(Zip Code)

(619) 544-9177
(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 25, 2012, Umami Sustainable Seafood Inc. (the “Company”) and Baja Aqua-Farms, S.A. de C.V. (“Baja”) entered into Amendment No. 3 (the “Amendment”) to the Credit Agreement, dated as of August 26, 2011, by and among Umami and Baja, as borrowers, and Amerra Capital Management, LLC (“Amerra”), as administrative agent, and the lenders named therein (as amended, the “Credit Agreement”). Pursuant to the Amendment, Amerra agreed to increase the amount of credit available under the Credit Agreement and to modify certain provisions of the Credit Agreement. The Amendment increased the aggregate amount of the lenders’ commitment to $30 million, extended the maturity date to December 31, 2012 and increased the borrowing base rate to 80% of the insured value of the eligible inventory or eligible catch, as the case may be. The Company will secure the commitment with a first priority lien on Baja’s licenses, concessions, fishing vessels and inventory. In addition, the Company will assign export contracts and proceeds. The maximum credit extension shall be the lesser of $30 million and the borrowing base provided that inter-harvest loans in excess of the borrowing base (but in all cases less than a total of $30 million) may be made in the following amounts: between April 1 and July 31, $10 million; between August 1 and August 31, $6 million; between September 1 and September 30, $3 million; between October 1 and March 31, $0. In connection with the Amendment, the Company paid a $450,000 fee. Borrowings under the Credit Agreement will accrue interest at one year libor plus 9.00% annually, except inter-harvest loans will accrue interest at one year libor plus 11.75% annually, and accrued interest is payable monthly. The foregoing summary of the Amendment is qualified in its entirety by the terms of the Amendment, which is filed herewith as Exhibit 10.1.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Amendment to the Credit Agreement contained in Item 1.01 to this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Compensatory Arrangements of Certain Officers

On June 25, 2012, the Compensation Committee (the “Committee”) of the Board of Directors of the Company approved a compensatory arrangement with Tim Fitzpatrick, the Company’s Chief Financial Officer. The compensatory arrangement includes a grant of 500,000 restricted stock units of the Company, effective July 1, 2012, that will be payable, upon vesting, on a one-for-one basis in shares of the Company’s common stock. Under the compensatory arrangement, Mr. Fitzpatrick’s outstanding option to purchase 875,000 shares of the Company’s common stock, which was granted on January 5, 2012, as well as Mr. Fitzpatrick’s new award of restricted stock units, will vest (and the options will become exercisable) upon the occurrence of certain conditions precedent. The Committee also approved forms of award agreements for these grants, as well as a form of agreement for options previously granted by the Company to certain officers in June 2010, which are filed herewith as Exhibits 10.2 and 10.3.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1       Amendment No. 3 to Credit Agreement, dated as of June 25, 2012, by and among Umami Sustainable Seafood, Inc. and Baja Aqua Farms S.A. de C.V., as borrowers, Amerra Capital Management, LLC, as administrative agent, and the lenders named therein

10.2       Form of Non-Plan Stock Option Agreement for June 2010 Grants to Oli Valur Steindorsson and Dan Zang

10.3       Form of Non-Plan Stock Option Agreement for Tim Fitzpatrick

      SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UMAMI SUSTAINABLE SEAFOOD INC.
(Registrant)

		By:	/s/ Oli Valur Steindorsson
Date:	July 13, 2012		Oli Valur Steindorsson
President and Chief Executive Officer